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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                DREXEL BOND FUND

               --------------------------------------------------

         The Incorporator of Drexel Bond Fund, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  FIRST: That, by action of the Incorporator, Section FIRST of the Certificate of Incorporation of the Corporation was amended to read as follows:

                      "FIRST: The name of the Corporation is DREXEL INCOME SECURITIES, INC."

                  SECOND: That the Corporation has not received any payment for any of its stock.

                  THIRD: That said amendment was duly adopted by the Incorporator in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Harold W. McCrone, Jr. does hereby declare and certify that the facts stated in this Certificate are true and, accordingly, he has hereunto set his hand and seal this 11th day of June 1971.



                                           /s/ Harold W. McCrone, Jr.
                                           -----------------------------------
                                               Harold W. McCrone, Jr.
                                                    Incorporator